Exhibit 10.7

AMENDMENT TO

CENTRAL BANCOMPANY

NONQUALIFIED SUPPLEMENTAL RETIREMENT

PLAN C

(As Amended and Restated Effective January 1, 2013)

WHEREAS, Central Bancompany, Inc. (hereinafter referred to as the “Company”) established the Central Bancompany Nonqualified Supplemental Retirement Plan C, in order to provide certain retirement benefits to a select group of management or highly compensated employees that cannot be provided under the Central Bancompany Retirement Plan due to the limitations of the Internal Revenue Code; and

WHEREAS, the Company has previously amended and restated the Central Bancompany Nonqualified Supplemental Retirement Plan C (hereinafter referred to as “Plan C”); and

WHEREAS, the Company now desires to further amend Plan C to freeze participation and benefit accruals under the Plan effective as of December 31, 2018;

NOW, THEREFORE, the Company hereby amends Plan C in the following respects effective December 31, 2018.

1.	Notwithstanding any contrary provision, participation in Plan C and benefit accruals hereunder are frozen as of December 31, 2018 (the “Freeze Date”). A Participant’s benefit hereunder shall be finally determined as of the earlier of (i) his benefit determination date, or (ii) the Freeze Date and, if determinable as of the Freeze Date, such benefit shall be determined as if he or she terminated employment on that date, and shall not increase thereafter for any reason thereafter, provided, however, that in no event shall such benefit be less than his or her Accrued Benefit as of the earlier of the Freeze Date or the date as of which participation hereunder otherwise terminated or benefit accruals otherwise ceased.

2.	Part I is amended to add a new sentence to the end thereof as follows:

“Participation in this Plan C and benefit accruals hereunder are frozen as of December 31, 2018 as further described herein.”

3.	Part II, Section Q, is amended to add a new sentence to the end thereof as follows:

“Notwithstanding the foregoing, no Eligible Employees who are not already Participants as of December 31, 2018 shall be designated as a Participant by the Committee on or after December 31, 2018.”

4.	Part III, Section A, is amended to add the following paragraph to the end thereof as follows:

“On and after January 1, 2019 and notwithstanding any contrary provision of Plan C, no Participant shall receive any Credited Service for benefit accrual purposes under this Plan C, and he or she shall not receive any Average Monthly Total Compensation, Final Average Compensation or Total Compensation updates, or any other increase in the amount of retirement benefit described in this Section A or any other section of this Plan C calculated as of December 31, 2018; provided, however, that, increases in age and Continuous Service, as applicable, shall continue to be recognized hereunder solely for purposes of determining (A) whether a Participant has attained age 55 and completed five (5) years of Continuous Service for purposes of Part II, Section L; (B) whether a Participant has both completed ten (10) years of Continuous Service and attained age 55 for purposes of Part II, Section N, Part III, Section D, Part IV, Section E; and (C) completion of five (5) years of Continuous Service for purposes of Part VII, Section A(1).”

5.	The last clause of Part IV, Section .B (1) is amended to read as follows:

“but using only Credited Service as of the earlier of the date of the Participant’s death or December 31, 2018;”

6.	Part V is amended to add a new Section A(3), which shall read as follows:

“Notwithstanding the foregoing subsections and any contrary Plan C provision, after December 31, 2018, (1) no period of Disability (or portion thereof) shall be recognized for the purpose of determining Credited Service under this Plan C, and (2) Average Monthly Total Compensation, Final Average Compensation and Total Compensation shall not be increased for any purpose hereunder.”

7.	All other provisions of Plan C shall remain in force and full effect

IN WITNESS WHEREOF, the Company has caused this amendment to Plan C to be executed by its duly authorized officer this 15th day of November, 2018.

CENTRAL BANCOMPANY, INC.

By	/s/ Robert M. Robuck

Title	Chairman

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